Exhibit 99.1

FOR IMMEDIATE RELEASE
	Contact:	Ralph Finkenbrink	NASDAQ: NICK
Nicholas Financial, Inc.		Sr. Vice President, CFO	Web site: www.nicholasfinancial.com
Corporate Headquarters		Ph # - 727-726-0763

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports Record

2nd Quarter Revenue and Earnings

October 28, 2010 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended September 30, 2010, net earnings, excluding change in fair value of interest rate swaps, increased 70% to $3,897,000 as compared to $2,286,000 for the three months ended September 30, 2009. Per share diluted net earnings, excluding change in fair value of interest rate swaps, increased 65% to $0.33 as compared to $0.20 for the three months ended September 30, 2009. See reconciliations of the Non-GAAP measures on page 2. Revenue increased 11% to $15,732,000 for the three months ended September 30, 2010 as compared to $14,158,000 for the three months ended September 30, 2009.

For the six months ended September 30, 2010, net earnings, excluding change in fair value of interest rate swaps, increased 68% to $7,323,000 as compared to $4,367,000 for the six months ended September 30, 2009. Per share diluted net earnings, excluding change in fair value of interest rate swaps, increased 63% to $0.62 as compared to $0.38 for the six months ended September 30, 2009. See reconciliations of the Non-GAAP measures on page 2. Revenue increased 10% to $30,684,000 for the six months ended September 30, 2010 as compared to $27,851,000 for the six months ended September 30, 2009.

According to Peter L. Vosotas, Chairman and CEO, “We are pleased to report record 2nd quarter revenue and earnings. Our results were primarily impacted by an increase in revenues, a reduction in the net charge-off rate and an increase in the cost of borrowed funds. The Company continues to evaluate additional markets for future branch locations, and subject to market conditions, could open additional branch locations during the year. The Company remains open to acquisitions should an opportunity present itself,” added Vosotas.

Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeastern states. The Company presently operates 54 branch locations in both the Southeastern and the Midwestern states. The Company has approximately 11,800,000 shares of common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2010. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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This press release contains disclosures of non-GAAP financial measures including: net earnings, excluding change in fair value of interest rate swaps and per share diluted net earnings, excluding change in fair value of interest rate swaps. These measures utilize the GAAP terms “net income” and “diluted earnings per share” and adjust the GAAP terms to exclude the effect of mark to market adjustments and reclassifications of previously recorded accumulated comprehensive losses associated with interest rate swaps. Management believes this presentation provides additional and meaningful measures for the assessment of the Company’s ongoing results and performance. Prior to the three months ended December 31, 2008, the Company reported changes in the fair value of interest rate swaps through other comprehensive income under hedge accounting. Management believes that the inclusion of this non-GAAP measure provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management recognizes that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please see the supplemental information included with this press release.

Nicholas Financial, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

The following tables include reconciliations of GAAP reported net income to the non-GAAP measure, net earnings, excluding change in fair value of interest rate swaps as well as GAAP reported diluted earnings per share to the non-GAAP measure, per share diluted net earnings, excluding change in fair value of interest rate swaps. The non-GAAP measures exclude the effect of mark-to-market adjustments and reclassifications of previously recorded accumulated comprehensive losses associated with interest rate swaps.

	Three months ended September 30,		Six months ended September 30,
	2010	2009	2010	2009
Net income, GAAP	$3,982,344	$2,432,002	$7,558,182	$4,695,901
Mark-to-market gain on interest rate swaps, net of tax expense of $52,947, $89,379, and $146,953, $203,631, respectively	(84,881)	(145,699)	(235,240)	(328,751)

Net earnings, excluding change in fair value of interest rate swaps (a)	$3,897,463	$2,286,303	$7,322,942	$4,367,150

	Three months ended September 30,		Six months ended September 30,
	2010	2009	2010	2009
Diluted earnings per share, GAAP	$0.34	$0.21	$0.64	$0.40
Per diluted share mark-to-market gain on interest rate swaps	(0.01)	(0.01)	(0.02)	(0.02)

Per share diluted net earnings, excluding change in fair value of interest rate swaps (a)	$0.33	$0.20	$0.62	$0.38

(a)	Represents a non-GAAP financial measure. See information on non-GAAP financial measures above.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended September 30,		Six months ended September 30,
	2010	2009	2010	2009
Revenue:
Interest and fee income on finance receivables	$15,722	$14,139	$30,665	$27,812
Sales	10	19	19	39

	15,732	14,158	30,684	27,851

Expenses:
Operating	6,242	5,921	12,491	11,635
Provision for credit losses	1,712	3,254	3,308	6,577
Interest expense	1,450	1,294	2,989	2,566
Change in fair value of interest rate swaps	(138)	(235)	(382)	(532)

	9,266	10,234	18,406	20,246

Operating income before income taxes	6,466	3,924	12,278	7,605
Income tax expense	2,484	1,492	4,720	2,909

Net income	$3,982	$2,432	$7,558	$4,696

Earnings per share:
Basic	$0.34	$0.21	$0.65	$0.41

Diluted	$0.34	$0.21	$0.64	$0.40

Weighted average shares	11,608,000	11,400,000	11,607,000	11,400,000

Weighted average shares and assumed dilution	11,850,000	11,635,000	11,843,000	11,601,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30,	March 31,
	2010	2010
Cash	$1,009	$1,534
Finance receivables, net	219,515	202,440
Other assets	10,963	10,162

Total assets	$231,487	$214,136

Line of credit	$117,000	$107,275
Other liabilities	8,931	9,424

Total liabilities	125,931	116,699
Shareholders’ equity	105,556	97,437

Total liabilities and shareholders’ equity	$231,487	$214,136

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	Three months ended September 30,		Six months ended September 30,
Portfolio Summary	2010	2009	2010	2009

Average finance receivables, net of unearned interest (1) Average Net Finance Receivables (1)	$249,065,668	$222,701,667	$243,690,043	$219,211,625

Average indebtedness (2)	$113,324,542	$106,342,703	$110,785,451	$104,667,063

Interest and fee income on finance receivables (3)	$15,721,876	$14,138,708	$30,664,781	$27,811,980

Interest expense	1,449,757	1,293,561	2,989,130	2,566,238

Net interest and fee income on finance receivables	$14,272,119	$12,845,147	$27,675,651	$25,245,742

Weighted average contractual rate (4)	23.56%	23.49%	23.55%	23.70%

Average cost of borrowed funds (2)	5.12%	4.87%	5.40%	4.90%

Gross portfolio yield (5)	25.25%	25.39%	25.17%	25.37%

Interest expense as a percentage of average finance receivables, net of unearned interest	2.33%	2.32%	2.45%	2.34%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	2.75%	5.84%	2.71%	6.00%

Net portfolio yield (5)	20.17%	17.23%	20.01%	17.03%

Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	9.93%	10.53%	10.15%	10.51%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	10.24%	6.70%	9.86%	6.52%

Write-off to liquidation (8)	7.18%	11.11%	6.85%	10.96%

Net charge-off percentage (9)	5.31%	8.24%	4.96%	7.98%

Note: All six month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $53,000 and $56,000 during the three-month periods ended September 30, 2010 and 2009 and $111,000 and $109,000 during the six-month periods ended September 30, 2010 and 2009, respectively
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

		Delinquencies
Contracts	Gross Balance Outstanding	30 – 59 days	60 – 89 days	90 + days	Total
September 30, 2010	$350,342,985	$8,697,471	$3,288,209	$973,332	$12,959,012
		2.48%	0.94%	0.28%	3.70%

September 30, 2009	$310,564,055	$10,944,006	$4,366,307	$1,537,826	$16,848,139
		3.52%	1.41%	0.50%	5.43%

Direct Loans	Gross Balance Outstanding	30 – 59 days	60 – 89 days	90 + days	Total
September 30, 2010	$5,007,919	$57,364	$41,963	$13,477	$112,804
		1.15%	0.84%	0.27%	2.25%

September 30, 2009	$5,952,797	$169,242	$57,787	$50,457	$277,486
		2.84%	0.97%	0.85%	4.66%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended September 30,		Six months ended September 30,
Contracts	2010	2009	2010	2009
Purchases	$37,754,917	$31,262,980	$73,480,718	$61,352,247
Weighted APR	23.46%	23.38%	23.45%	23.59%
Average discount	8.70%	8.96%	8.78%	9.07%
Weighted average term (months)	49	49	49	49
Average loan	$9,860	$9,468	$9,880	$9,456
Number of contracts	3,829	3,302	7,437	6,488

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